SEPARATION AGREEMENT

               This Separation Agreement ("Separation Agreement") is made by and between Harris Interactive Inc. ("Harris"), a Delaware corporation with offices at 60 Corporate Woods, Rochester, New York 14623, and David H. Clemm ("Clemm"), an individual with an address of 8 Larwood Drive, Rochester, New York 14618.

               WHEREAS, Clemm has been employed by Harris as its Vice Chairman, and

               WHEREAS, Clemm and Harris entered into a Confidentiality and Non-
Competition   Agreement  dated  as  of  September  1,  1999  (the   "Non-Compete
Agreement"), and

               WHEREAS, Clemm is the grantee of certain options to purchase shares of Common Stock of Harris pursuant to a Non-Qualified Stock Option Agreement Pursuant to the Harris Black International Ltd. 1997 Incentive and Non-Qualified Stock Option Plan dated October 20, 1997 (the "Option Agreement"), and

               WHEREAS, Clemm and Harris have agreed that Clemm shall resign from employment by Harris under the terms set forth in this Separation Agreement, which terms include among others payments in excess of those to which Clemm is otherwise entitled and certain additional obligations of Clemm, and

               WHEREAS, the parties desire to set forth their mutual agreements in writing,

               NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

               1. Resignation. Clemm hereby resigns from his position as an officer, Vice Chairman, and as an employee of Harris, effective as of 12:01 a.m., April 1, 2002.

               2. Board of Directors. Clemm's resignation under Section 1 hereof does not apply to his position as a member of the Board of Directors of Harris, and he shall continue as a member of the Board of Directors of Harris until the earlier of (i) the expiration of his elected term of office as a director, or
(ii) his resignation as a director, or (iii) removal as a director pursuant to Delaware law and the Certificate of Incorporation and Bylaws of Harris. Commencing April 1, 2002, Clemm shall be entitled to the same compensation and other benefits for services as a director applicable to other non-employee directors of Harris.

               3. Option Agreement. The terms of the Option Agreement shall remain unchanged and in full force and effect. Clemm acknowledges that, among other terms, such Option Agreement provides that the options granted thereby may not be exercised after the date of termination of the contractual relationship giving rise to his services on behalf of Harris, and thus under the terms of the contractual relationship created by the Non-Compete Agreement, may not be exercised after March 31, 2003, the expiration of the one-year non-compete period provided in that agreement.

               4. Cashless Exercise. In the event that Clemm chooses to exercise all or part of his options under the Option Agreement, at Clemm's request Harris shall permit Clemm to exercise such options on a cashless basis by receiving shares of Harris common stock equal to the net value (as determined below) of the shares for which the option is exercised under the Option Agreement. Upon receipt of Clemm's timely written notice of such election, Harris shall issue to Clemm a number of shares of Harris common stock computed using the following formula:

                                    X = Y(A-B)
                                    ----------
                                        A

         Where:            X = the  number  of  shares  to  be  issued  to Clemm
                               pursuant  to the exercise
                           Y = the  number  of  shares  for  which the option is
                               exercised
                           A = the  closing  price of one share of Harris common
                               stock on the Nasdaq National Market as of the last business day immediately preceding Clemm's written notice of exercise of the options B = the per share exercise price set by the Option Agreement

Such cashless exercise shall be permitted only if at the time of exercise Clemm owns and has held for more than six months the number of shares of Harris common stock with a market value equal to the aggregate exercise price of the options being exercised (being Y minus X under the above formula).

               5. Non-Compete Agreement. The Non-Compete Agreement shall remain unchanged and in full force and effect except as expressly modified by this Separation Agreement. In the event of any inconsistency between the Non-Compete Agreement and this Separation Agreement, the terms of this Separation Agreement shall control. For the avoidance of doubt, it is the intention of the parties that the provisions of the Non-Compete Agreement relating to confidential information, confidentiality, and ownership of intellectual property are not inconsistent with the terms of this Separation Agreement and shall survive.

               6. Compensation.
                  ------------

               (a) Section 6 of the Non-Compete Agreement provides for certain compensation after employment. Section 6 of the Non-Compete Agreement is hereby deleted, it being the intention of the parties that the only compensation (including benefits) to which Clemm is entitled upon his resignation is that set forth in this Separation Agreement.

               (b) Subject to, and in sole consideration of, Clemm's compliance with the Non-Compete Agreement and the non-competition terms of this Separation Agreement, Harris shall provide to Clemm, his designee or estate:

               (i) $23,750 on  the last day of each calendar  month,  commencing
                   April 30, 2002 and  continuing   through and including  March
                   31, 2004, and



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

              (ii) health and dental  insurance  benefits  comparable  to  those then provided to executive employees of Harris, subject to the same co-pay, deductibles, and the like applicable to such executive employees, commencing April 1, 2002 and continuing through and including March 31, 2004.

               (c) In addition, pursuant to company policy Harris shall pay Clemm all of his vacation time accrued and unused through and including March 31, 2002, as well as reimbursement for ordinary and customary business expenses incurred through and including March 31, 2002. Harris shall have no continuing obligation for any other payments or benefits for periods after March 31, 2002 except as set forth herein.

               7. Non-Compete.
                  -----------

               (a) Through and including March 31, 2004, Clemm shall not directly or indirectly in any manner, including without limitation as an officer, director, employee, consultant, agent, partner, equity owner (except as passive owner of less than 5% of the shares of publicly traded stock of a corporation or other entity), compete with Harris. Without limitation, Clemm shall not solicit, accept business or opportunities from, or otherwise deal with any of the clients or customers of Harris as of the time of his termination (including any client to whom Harris has sold services or products in the two years prior to termination and any prospective client or customer who has been targeted or approached by Harris within such time) with respect to any services or products competitive with those of Harris, or otherwise in any manner directly or indirectly competitive with Harris in any line of business carried on or planned by Harris during Executive's employment. It is not the intention of the foregoing to prevent Clemm from entering into employment or consulting arrangements with any person or entity that either is not involved in activities related to market research, or whose market research related activities are not a line of business but rather are limited to the conduct of research relating exclusively to that particular person's or entity's customers, products, and the market for them.

               (b) Clemm acknowledges that damages for any breach of this agreement will be difficult, if not impossible, to calculate and that legal remedies for breach of this provision will be inadequate. Therefore, Harris shall be entitled to obtain injunctive relief to enforce this provision in addition to any other remedy at law or equity including termination of payments hereunder.

               8. Announcement. Harris will consult, and make good faith efforts to jointly agree, with Clemm regarding the wording of an announcement concerning Clemm's resignation of his employment with Harris and his continuation as a member of the Harris Board of Directors.

               9. Release. In consideration of the benefits provided under this Separation Agreement, Clemm releases Harris and its employees, officers, directors, attorneys, affiliates, subsidiaries, successors and assigns, from any and all claims, causes of action, and/or liabilities of any kind or nature whatsoever, known or unknown, at law, in equity, or otherwise, that may have occurred at any time up to the date that this Separation Agreement is executed by Clemm, including, but not limited to, any and all possible claims arising from his employment relationship or during his employment with Harris or as a result of the parties' agreement to end the employment relationship, and hereby agrees not to assert such claims or causes of action for monetary damages. Such release includes, but is not limited to, any and all claims arising under any federal, state or local laws, rules or regulations, including, but not limited to, claims under the Age Discrimination in Employment Act, Older Workers' Benefit Protection Act, Equal Pay Act, Title VII of the Civil Rights Act of 1964, as amended, Fair Labor Standards Act, Americans with Disabilities Act, the Employee Retirement Income Security Act (ERISA), Family and Medical Leave Act (FMLA), New York State Human Rights Law, New York Labor Law and any other provisions relating to employment or pay or benefit practices, or relating to discrimination on the basis of race, creed, color, age, sex, national origin, disability, or arrest record. Clemm waives his right to file any charge or complaint on his own behalf and/or to participate in any charge or complaint which may be made by any other person or organization on his behalf before any federal, state or local court or administrative agency against Harris. Nothing, however, shall be construed as a condition precedent, penalty, or other limitation on Clemm's right to file a charge or complaint with, or participate in any investigation or proceeding conducted by the EEOC or the New York State Division of Human Rights. Should any such charge or complaint be filed, however, Clemm agrees that, unless otherwise expressly permitted by law or regulation, he will not accept any relief or recovery therefrom. Moreover, Clemm confirms that no charge, complaint or action exists in any forum or form. This release is intended to be as complete and broad as may be permitted under law, and it shall not be affected by the full or partial invalidity of any other provision of this Separation Agreement. In the event that Clemm brings a claim which is determined to be covered by the terms of this release, he understands and agrees that, unless otherwise expressly prohibited by law or regulation, he will be required to reimburse the defending parties for their reasonable attorneys' fees in connection with their defense of any such claim.

               10. Representation/Attorney Fees.
                   ----------------------------

               (a) Clemm acknowledges that Harris advised him to consult with an attorney before entering into this Separation Agreement, and that he was represented by legal counsel in the negotiation and drafting of this Separation Agreement.

               (b) Harris shall reimburse Clemm for $2,000 of his attorney fees incurred in connection with this Separation Agreement.

               11. Nondisparagement.
                   ----------------

               (a) Clemm acknowledges that Harris's reputation is important in the continued success of its business, and agrees that he will not discuss or comment in such a manner as may adversely impact the reputation or public perception, or otherwise disparage, Harris or its officers, employees, or directors in any manner.

               (b) Harris acknowledges that Clemm's reputation is important to his continued success. Harris agrees that it and its affiliates, subsidiaries, successors and assigns, will not, and that it will use all reasonable efforts to cause its officers, employees, directors, and attorneys, not to, defame, disparage, or otherwise discuss or comment about Clemm in such a manner as may adversely impact his reputation, it being understood that they shall be free to communicate that Clemm has resigned for personal reasons or to pursue other interests.

               12. Revocation. Clemm acknowledges that he has twenty-one days to consider this Separation Agreement, its language, meaning, and effect. In the event that Clemm executes this Separation Agreement prior to the end of such twenty-one day period, he shall have the balance of the twenty-one day period plus eight additional days (cumulatively involving the period ending on April 13, 2002) to revoke this Agreement. If Clemm chooses to revoke this Agreement, he shall exercise such option by delivering written notice of the desire to so revoke to the Chairman of the Board of Directors of Harris.

               13. Successors and Assigns. This Separation Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, legal representatives, successors, and assigns of the parties hereto.

               14. Governing Law. This Separation Agreement shall be construed under and governed by the laws of the State of New York, without reference to principles of conflicts of laws. The parties hereto consent to exclusive venue in the courts of the State of New York sitting in Monroe County, or in the United States District Court, Western District of New York with respect to any dispute regarding the subject matter hereof.

               15. Entire Agreement/Waivers. This Separation Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall not be modified or amended except in writing signed by both of the parties. No waiver of any breach of this Separation Agreement shall be a waiver of any preceding or succeeding breach, and no waiver of any right under this Separation Agreement shall be construed as a waiver of any other right. Harris and Clemm shall not be required to give notice to enforce strict adherence to all terms of this Separation Agreement.

               16. Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.


                            [Signature pages follow]

               IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of March 15, 2002.



                                            HARRIS INTERACTIVE INC.



                                            By:/s/
                                               ---------------------------------

                                            Title:
                                                  ------------------------------




                                                  /s/ David H. Clemm
                                                  ------------------------------
                                                  DAVID H. CLEMM